Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 16, 2005, which appears in the annual report on Form 10K of Dor BioPharma, Inc. for the year ended December 31, 2004, and to the reference to our firm under the caption “Experts” in this registration statement.

SWEENEY, GATES & CO.

Fort Lauderdale, Florida
January 18, 2006